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                                                                     Exhibit 3.4

                               STATE OF DELAWARE
                           CERTIFICATE OF OWNERSHIP

                           CERTIFICATE OF OWNERSHIP
                                    MERGING
                            FIRSTWORLD MERGER, INC.
                                     INTO
                        FIRSTWORLD COMMUNICATIONS, INC.

     (Pursuant to Section 253 of the General Corporation Law of Delaware)

FIRSTWORLD COMMUNICATIONS, INC. (the "Surviving Corporation"), a corporation incorporated on the 23rd day of February, 1998 pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that Surviving Corporation owns 100% of the capital stock of FIRSTWORLD MERGER, INC. (the "Disappearing Corporation"), a corporation incorporated on the 1st day of February, 2001, pursuant to the provisions of the General Corporation Law of the State of Delaware; and Surviving Corporation, by resolutions of its Board of Directors duly adopted pursuant to a meeting held the 31st day of January, 2001, determined to and did merge into itself Disappearing Corporation, which resolutions are in the following words to wit:

     WHEREAS, FIRSTWORLD COMMUNICATIONS, INC. (the "Surviving Corporation") lawfully owns 100% of the outstanding capital stock of FIRSTWORLD MERGER, INC. (the "Disappearing Corporation"), a corporation organized and existing under the laws of the State of Delaware, and

     WHEREAS, Surviving Corporation desires to merge into itself the said Disappearing Corporation and to be possessed of all the estate, property, rights, privileges and franchises of said corporation.

     NOW, THEREFORE, BE IT RESOLVED, that Surviving Corporation merge into itself said Disappearing Corporation and assumes all of its liabilities and obligations; and further

     RESOLVED, that an authorized officer of this corporation be and he/she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolutions to merge said Disappearing Corporation and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware; and further

     RESOLVED that Surviving Corporation relinquishes its corporate name ("FirstWorld Communications, Inc.") and assumes in place thereof the name "Verado Holdings, Inc."; and further

     RESOLVED, that Surviving Corporation shall continue to use the Federal Employer Identification Number 33-0521976 and the Securities and Exchange Commission File Number 0-24953; and further

     RESOLVED, that Surviving Corporation shall change its Nasdaq Stock Market ticker symbol from "FWIS" to "VRDO," or any other available ticker symbol as determined by the Proper Officers, as defined below, in their discretion shall determine; and further

     RESOLVED, that the Proper Officers, as defined below, shall apply to Standard & Poor's CUSIP Service Bureau to obtain a new CUSIP number for the Company; and further

     RESOLVED, that the merger and other actions contemplated by these resolutions shall be effective on February 12, 2001;

     RESOLVED, that the Chief Executive Officer and President; the Senior Vice President, General Counsel and Secretary; the Executive Vice President; any Senior Vice President or Vice President; and the Director
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     of Corporate Development (each a "Proper Officer" and collectively the
     "Proper Officers") of the Surviving Corporation be, and each one of them acting alone or with one or more other Proper Officers hereby is, authorized and directed to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, documents, instruments and other papers and to do and cause to be done all such acts and things, in the name and on behalf of the Surviving Corporation and under its corporate seal or otherwise, as may be deemed necessary, appropriate, advisable or desirable to fully effectuate the purpose and intent of the foregoing resolutions; and

     RESOLVED, that the Board hereby ratifies and confirms any and all actions taken by the Proper Officers heretofore and hereafter to accomplish the purposes and intents of the foregoing resolutions.

     The proposed merger herein certified has been adopted, approved, certified, executed and acknowledged by the Board of Directors of the Disappearing Corporation in accordance with the provisions of Section 253 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Surviving Corporation has caused this certificate to be signed by Jeffrey L. Dykes, an authorized officer, this 1st day of February, 2001.

By:  /s/ Jeffrey L. Dykes
     ---------------------------------------------
     Jeffrey L. Dykes
     Sr. Vice President, General Counsel and Secretary